UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 10, 2011

PRESSURE BIOSCIENCES, INC.

(Exact Name of Registrant as Specified in its Charter)

MASSACHUSETTS

  (State or Other Jurisdiction of Incorporation)
0-21615	04-2652826
(Commission File Number)	(IRS Employer Identification No.)

14 Norfolk Avenue, South Easton, MA	02375
(Address of Principal Executive Offices)	(Zip Code)

(508) 230-1828

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On or about August 10, 2011, Pressure BioSciences, Inc. (the “Company”) entered into Amendment No. 1 to the Series B Preferred Stock Purchase Warrant (the “Series B Warrant Amendment”) with each of the holders of the Company’s outstanding Series B Preferred Stock Purchase Warrants (the “Series B Warrants”), which were issued in the Company’s Series B Convertible Preferred Stock financing completed in November 2009 and March 2010.  The Series B Warrant Amendment extends the term of the Series B Warrants from August 11, 2011 to August 11, 2012.  Additionally, the Series B Warrant Amendment amends the Warrants so that they are no longer exercisable for shares of the Company’s Series B Convertible Preferred Stock, but will be exercisable for that number of shares of Common Stock of the Company into which the shares of Series B Convertible Preferred Stock subject to the Series B Warrant were previously convertible.  The Warrants will have the same aggregate exercise price but, due to this change, will have a per share exercise price equal to one-tenth of the original exercise price.

Also on or about August 10, 2011, the Company entered into Amendment No. 1 to the 30-Month Common Stock Purchase Warrant (the “Common Warrant Amendment”) with each of the holders of the Company’s outstanding 30-Month Common Stock Purchase Warrants (the “Common Warrants”), which were issued in the Company’s Series A Convertible Preferred Stock Financing completed in February 2009.  The Common Warrant Amendment extended the term of the Common Warrants from August 11, 2011 to August 11, 2012.

The Series B Warrant Amendment and Common Warrant Amendment filed as Exhibit 4.1 and Exhibit 4.2 to this Current Report on Form 8-K, respectively, are also incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits

(d)     Exhibits

Exhibit Number	Exhibit Description
4.1	Amendment No. 1 to Series B Convertible Preferred Stock Purchase Warrant.
4.2	Amendment No. 1 to 30-Month Common Stock Purchase Warrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 11, 2011	PRESSURE BIOSCIENCES, INC.

	By:	___/s/ Richard T. Schumacher____
Richard T. Schumacher, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description
4.1	Amendment No. 1 to Series B Convertible Preferred Stock Purchase Warrant.
4.2	Amendment No. 1 to 30-Month Common Stock Purchase Warrant.